Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Nathan D. Goldman and Mark D. Austin (each, an “Agent,” and collectively, the “Agents”) or either of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any amendment to a previously filed registration statement, in each case relating to shares of the Company’s Common Stock that may be issued or sold pursuant to the CSX Corporation 40l(k) Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

[The remainder of this page is left intentionally blank.]

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same.

/s/ Donna M. Alvarado	May 27, 2020
Donna M. Alvarado Director

/s/ Steven T. Halverson	May 26, 2020
Steven T. Halverson Director

/s/ Paul C. Hilal	May 26, 2020
Paul C. Hilal Director

/s/ John D. McPherson	May 26, 2020
John D. McPherson Director

/s/ David M. Moffett	May 26, 2020
David M. Moffett Director

/s/ Linda H. Riefler	May 26, 2020
Linda H. Riefler Director

/s/ Suzanne M. Vautrinot	May 26, 2020
Suzanne M. Vautrinot Director

/s/ J. Steven Whisler	May 26, 2020
J. Steven Whisler Director

/s/ John J. Zillmer	May 26, 2020
John J. Zillmer Director

/s/ James M. Foote	May 26, 2020
James M. Foote President, Chief Executive Officer and Director (Principal Executive Officer)